Exhibit 99.2

OFFICER’S CERTIFICATE

I, Adam Klepack, General Counsel and Secretary of Jefferies Credit Partners BDC Inc. (“JCP BDC”) and Senior Credit Investments, LLC (“Senior Credit,” and together, the “Funds”), hereby certifies that the following is a true and correct copy of the recitals and resolutions adopted by the Boards of Directors of the Funds by unanimous written consent, and that the resolutions remain in full force and effect.

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JCP BDC Recitals and Resolutions

Approval of the Renewal of the Joint Fidelity Bond

WHEREAS, Section 17(g) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 17g-1(a) thereunder, applicable to business development companies (“BDCs”) pursuant to Section 59 of the 1940 Act, require BDCs, such as the Fund, to provide and maintain a bond which has been issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued, to protect the Fund against larceny and embezzlement, covering each officer and employee of the BDC who may singly, or jointly with others, have access to the securities or funds of the BDC, either directly or through authority to draw upon such funds of, or to direct generally, the disposition of such securities, unless the officer or employee has such access solely through his position as an officer or employee of a bank (each, a “covered person”); and

WHEREAS, Rule 17g-1 under the 1940 Act specifies that the bond may be in the form of (i) an individual bond for each covered person, or a schedule or blanket bond covering such persons, (ii) a blanket bond which names the fund as the only insured, or (iii) a bond which names the fund and one or more other parties as insureds, as permitted by Rule 17g-1 under the 1940 Act; and

WHEREAS, Rule 17g-1 under the 1940 Act requires that a majority of the directors who are not “interested persons” (as defined in the 1940 Act) (the “Independent Directors”) (i) approve as often as their fiduciary duties require (but not less than once every twelve (12) months) the reasonableness of the form and amount of the bond, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities and other investments to be held by the Fund, and (ii) approve the premium to be paid for the bond; and

WHEREAS, under Rule 17g-1 under the 1940 Act, the Fund is required to make certain filings with the Securities and Exchange Commission (the “SEC”) and give certain notices to each member of the Board in connection with the bond, and designate an officer who shall make such filings and give such notices.

NOW, THEREFORE, BE IT RESOLVED, that, having considered the relevant factors and the requirements of Section 17(g) of the 1940 Act and Rule 17g-1 thereunder, the Board, including a majority of the Independent Directors, hereby determine that the amount, type, form, premium and coverage of the joint fidelity bond (the “Joint Fidelity Bond”), covering the officers and employees of the Fund and Senior Credit Investments, LLC (“Senior Credit”), and insuring the Fund and Senior Credit against loss from fraudulent or dishonest acts, including larceny and embezzlement, issued by Berkley Regional Insurance Company, providing coverage for each and every occurrence of an insured loss up to $5,000,000 single loss limit of liability, are fair and reasonable; and be it

FURTHER RESOLVED, that the Fund’s authorized persons be, and each of them individually hereby is, authorized, empowered and directed to take all appropriate actions, with the advice of legal counsel to the Fund, to provide and maintain the Joint Fidelity Bond on behalf of the Fund and Senior Credit; and be it

FURTHER RESOLVED, that the Chief Compliance Officer and the Secretary of the Fund be, and hereby are, designated as the parties responsible for making the necessary filings and giving the notices with respect to the Joint Fidelity Bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and be it

FURTHER RESOLVED, that the Chief Compliance Officer and Secretary of the Fund are hereby authorized and directed to prepare, execute and file such fidelity bond and any supplements thereto, and to take such actions as may be necessary or appropriate in order to conform the terms of the Joint Fidelity Bond to the provisions of the 1940 Act; and be it

FURTHER RESOLVED, that the authorized persons of the Fund be, and each of them individually hereby is, authorized, empowered, and directed to file a copy of the Joint Fidelity Bond and any other related document or instrument with the SEC; and be it

FURTHER RESOLVED, that the authorized persons of the Fund be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Fund, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certifications and to take all such steps, and to make all such payments, fees and remittances, as any one or more of such authorized persons may at any time or times deem necessary or desirable in order to effectuate the purpose and intent of the foregoing resolutions; and be it

FURTHER RESOLVED, that any and all actions previously taken by the Fund or any of its directors, authorized persons or other employees in connection with the documents, and actions contemplated by the foregoing resolutions, be, and they hereby are, ratified, confirmed, and approved and adopted in all respects as the authorized actions of the Fund.

Approval of Joint Fidelity Bond Agreement

BE IT RESOLVED, that the Board, including a majority of the Independent Directors, have determined that the participation by the Fund in the Joint Fidelity Bond, which provides for the equitable sharing of recoveries, including payment of any reserve premiums, among the Fund and Senior Credit, is in the best interests of the Fund; and be it

FURTHER RESOLVED, that the agreement between the Fund and Senior Credit to enter into the joint fidelity bond (the “Joint Fidelity Bond Agreement”), be, and it hereby is, adopted and approved substantially in the form presented to the Board, together with such changes and modifications as the officers of the Fund deem advisable; and be it

FURTHER RESOLVED, that the participation of the Fund as a party to the Joint Fidelity Bond Agreement be, and it hereby is, approved.

Senior Credit Recitals and Resolutions

Approval of the Renewal of the Joint Fidelity Bond

WHEREAS, Section 17(g) of the 1940 Act and Rule 17g-1(a) thereunder, applicable to business development companies (“BDCs”) pursuant to Section 59 of the 1940 Act, require BDCs, such as the Fund, to provide and maintain a bond which has been issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued, to protect the Fund against larceny and embezzlement, covering each officer and employee of the BDC who may singly, or jointly with others, have access to the securities or funds of the BDC, either directly or through authority to draw upon such funds of, or to direct generally, the disposition of such securities, unless the officer or employee has such access solely through his position as an officer or employee of a bank (each, a “covered person”); and

WHEREAS, Rule 17g-1 under the 1940 Act specifies that the bond may be in the form of (i) an individual bond for each covered person, or a schedule or blanket bond covering such persons, (ii) a blanket bond which names the fund as the only insured, or (iii) a bond which names the fund and one or more other parties as insureds, as permitted by Rule 17g-1 under the 1940 Act; and

WHEREAS, Rule 17g-1 under the 1940 Act requires that a majority of the Independent Directors (i) approve as often as their fiduciary duties require (but not less than once every twelve (12) months) the reasonableness of the form and amount of the bond, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities and other investments to be held by the Fund, and (ii) approve the premium to be paid for the bond; and

WHEREAS, under Rule 17g-1 under the 1940 Act, the Fund is required to make certain filings with the Securities and Exchange Commission (the “SEC”) and give certain notices to each member of the Board in connection with the bond, and designate an officer who shall make such filings and give such notices.

NOW, THEREFORE, BE IT RESOLVED, that, having considered the relevant factors and the requirements of Section 17(g) of the 1940 Act and Rule 17g-1 thereunder, the Board, including a majority of the Independent Directors, hereby determine that the amount, type, form, premium and coverage of the joint fidelity bond (the “Joint Fidelity Bond”), covering the officers and employees of the Fund and Jefferies Credit Partners BDC Inc. (“JCP BDC”), and insuring the Fund and JCP BDC against loss from fraudulent or dishonest acts, including larceny and embezzlement, issued by Berkley Regional Insurance Company, providing coverage for each and every occurrence of an insured loss up to $5,000,000 single loss limit of liability, are fair and reasonable; and be it

FURTHER RESOLVED, that the Fund’s authorized persons be, and each of them individually hereby is, authorized, empowered and directed to take all appropriate actions, with the advice of legal counsel to the Fund, to provide and maintain the Joint Fidelity Bond on behalf of the Fund and JCP BDC; and be it

FURTHER RESOLVED, that the Chief Compliance Officer and the Secretary of the Fund be, and hereby are, designated as the parties responsible for making the necessary filings and giving the notices with respect to the Joint Fidelity Bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and be it

FURTHER RESOLVED, that the Chief Compliance Officer and Secretary of the Fund are hereby authorized and directed to prepare, execute and file such fidelity bond and any supplements thereto, and to take such actions as may be necessary or appropriate in order to conform the terms of the Joint Fidelity Bond to the provisions of the 1940 Act; and be it

FURTHER RESOLVED, that the authorized persons of the Fund be, and each of them individually hereby is, authorized, empowered, and directed to file a copy of the Joint Fidelity Bond and any other related document or instrument with the SEC; and be it

FURTHER RESOLVED, that the authorized persons of the Fund be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Fund, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certifications and to take all such steps, and to make all such payments, fees and remittances, as any one or more of such authorized persons may at any time or times deem necessary or desirable in order to effectuate the purpose and intent of the foregoing resolutions; and be it

FURTHER RESOLVED, that any and all actions previously taken by the Fund or any of its directors, authorized persons or other employees in connection with the documents, and actions contemplated by the foregoing resolutions, be, and they hereby are, ratified, confirmed, and approved and adopted in all respects as the authorized actions of the Fund.

Approval of Joint Fidelity Bond Agreement

BE IT RESOLVED, that the Board, including a majority of the Independent Directors, have determined that the participation by the Fund in the Joint Fidelity Bond, which provides for the equitable sharing of recoveries, including payment of any reserve premiums, among the Fund and JCP BDC, is in the best interests of the Fund; and be it

FURTHER RESOLVED, that the agreement between the Fund and JCP BDC to enter into the joint fidelity bond (the “Joint Fidelity Bond Agreement”), be, and it hereby is, adopted and approved substantially in the form presented to the Board, together with such changes and modifications as the officers of the Fund deem advisable; and be it

FURTHER RESOLVED, that the participation of the Fund as a party to the Joint Fidelity Bond Agreement be, and it hereby is, approved.

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IN WITNESS WHEREOF, I have hereunto signed my name this 18th day of October, 2024.

/s/ Adam Klepack
Adam Klepack